Exhibit 99.1
Performant Financial Corporation Announces Financial Results for First Quarter 2021

Livermore, Calif., May 13, 2021 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its first quarter ended March 31, 2021:

First Quarter Financial Highlights

•Total revenues of $31.4 million, compared to revenues of $45.9 million in the prior year period
•Net loss of approximately $4.4 million, or $(0.08) per diluted share, compared to a net loss of $12.5 million, or $(0.23) per diluted share, in the prior year period.
•Adjusted net loss was $2.8 million, or $(0.05) per diluted share, compared to an adjusted net income of $2.1 million or $0.04 per diluted share in the prior year period
•Adjusted EBITDA of $(0.2) million, compared to $7.1 million in the prior year period

First Quarter 2021 Results

Total revenues in the first quarter were $31.4 million, a decrease of $14.5 million, or 31.6% from revenues of $45.9 million in the prior year period. Healthcare revenues in the first quarter of 2021 were $13.3 million, a decrease of $4.2 million, or 24.2%, from revenues of $17.5 million in the prior year period. In April, the Company identified discrete exposure within one of its statements of work related to eligibility-based services, and accrued a $3.3 million liability against revenues, which contributed to the decline in Healthcare revenues. The Company expects to settle this liability during the year or shortly thereafter via future offsets. The Company does not anticipate the need to incur future liabilities related to this.

In an effort to provide greater clarity and accuracy on the health of the Company's overall business, the Company has decided to re-classify how Healthcare revenues are reported into claims-based and eligibility-based offerings. Claims-based or claims audit revenue in the first quarter of 2021 was $5.4 million dollars, while revenue from eligibility-based claims in the first quarter was $7.9 million. For comparison purposes, a table has been provided at the end of this press release with historical quarterly data through 2019.

Recovery revenues in the first quarter were $14.5 million, a decrease of $9.8 million, or 40.3%, from revenues of $24.3 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the first quarter were $3.6 million, a decrease of $0.5 million, or 12.2%, from revenues of $4.1 million in the prior year period.

Net loss for the first quarter was $4.4 million, or $(0.08) per share on a diluted basis, compared to net loss of $12.5 million, or $(0.23) per share on a diluted basis, in the prior year period. Adjusted net loss for the first quarter was $2.8 million, or $(0.05) per share on a diluted basis, compared to an adjusted net income of $2.1 million, or $0.04 per diluted share, in the prior year period. Adjusted EBITDA for the first quarter was $(0.2) million as compared to $7.1 million in the prior year period.

As of March 31, 2021, the Company had cash, cash equivalents and restricted cash of approximately $21.4 million.

Business Commentary and Outlook

“We anticipated Q1 to be a smaller quarter in 2021 due to the trickle-down of COVID impacts, but are excited to share that the current and long-term trends remain very positive as evidenced by the five additional programs that we launched in the first quarter,” stated Lisa Im, CEO of Performant. “Our targets for 2021 are unchanged as we are confident in our ability to execute and achieve our previously stated guidance of annual healthcare revenue in the range of $83 - $90 million and positive EBITDA.”

“We are successfully winning new business and expanding our existing contracts through the combination of our client centric focus and our proprietary and differentiated technology platform. We continue to be very focused on healthcare growth opportunities as we move further into 2021, and believe the solid traction that we achieved during the 18 months of contract implementation highlights our ability to serve healthcare clients with products that better meet their needs than offered by competitors,” continued Im.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its first quarter 2021 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 855-327-6837 (domestic) or 631-891-4304 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10014646. The telephonic replay will be available approximately three hours after the call, through May 18, 2021.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than ten years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income (loss), and adjusted EBITDA in 2020 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on our business, results of operations and financial condition as well as on the business operations and financial performance of many of our customers, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,203	$16,043
Restricted cash	2,203	2,253
Trade accounts receivable, net of allowance for doubtful accounts of $49 and $49, respectively	20,600	23,216
Contract assets	4,749	4,466
Prepaid expenses and other current assets	3,667	3,784
Income tax receivable	4,698	4,758
Total current assets	55,120	54,520
Property, equipment, and leasehold improvements, net	16,730	17,497
Identifiable intangible assets, net	630	689
Goodwill	47,372	47,372
Right-of-use assets	4,536	5,043
Other assets	1,021	1,106
Total assets	$125,409	$126,227
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable to related party, net of unamortized debt issuance costs of $537 and $906, respectively	$59,463	$59,957
Accrued salaries and benefits	9,598	8,799
Accounts payable	865	407
Other current liabilities	4,128	3,841
Deferred revenue	466	867
Estimated liability for appeals, disputes, and refunds	4,373	1,014
Lease liabilities	2,264	2,327
Total current liabilities	81,157	77,212
Lease liabilities	2,914	3,442
Other liabilities	3,171	3,593
Total liabilities	87,242	84,247
Commitments and contingencies (note 3 and note 4)
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2021 and December 31, 2020 respectively; issued and outstanding 54,825 and 54,764 shares at March 31, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	83,559	82,933
Accumulated deficit	(45,397)	(40,958)
Total stockholders’ equity	38,167	41,980
Total liabilities and stockholders’ equity	$125,409	$126,227

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$31,390	$45,888
Operating expenses:
Salaries and benefits	24,090	28,805
Other operating expenses	10,356	12,220
Impairment of goodwill	—	19,000
Total operating expenses	34,446	60,025
Loss from operations	(3,056)	(14,137)
Interest expense	(1,346)	(2,227)
Interest income	—	6
Loss before provision for (benefit from) income taxes	(4,402)	(16,358)
Provision for (benefit from) income taxes	37	(3,874)
Net loss	$(4,439)	$(12,484)
Net loss per share
Basic	$(0.08)	$(0.23)
Diluted	$(0.08)	$(0.23)
Weighted average shares
Basic	54,813	53,943
Diluted	54,813	53,943

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(4,439)	$(12,484)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of long-lived assets	636	—
Impairment of goodwill	—	19,000
Depreciation and amortization	1,016	1,540
Right-of-use assets amortization	507	599
Stock-based compensation	649	691
Interest expense from debt issuance costs	369	382
Changes in operating assets and liabilities:
Trade accounts receivable	2,616	(106)
Contract assets	(283)	138
Prepaid expenses and other current assets and other assets	117	(451)
Income tax receivable	60	(3,825)
Other assets	85	(11)
Accrued salaries and benefits	799	1,550
Accounts payable	458	475
Deferred revenue and other current liabilities	(114)	171
Estimated liability for appeals, disputes, and refunds	3,359	151
Lease liabilities	(591)	(677)
Other liabilities	(422)	78
Net cash provided by operating activities	4,822	7,221
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(826)	(1,073)
Net cash used in investing activities	(826)	(1,073)
Cash flows from financing activities:
Repayment of notes payable	(863)	(863)
Taxes paid related to net share settlement of stock awards	(23)	(84)
Net cash used in financing activities	(886)	(947)
Net increase in cash, cash equivalents and restricted cash	3,110	5,201
Cash, cash equivalents and restricted cash at beginning of period	18,296	4,995
Cash, cash equivalents and restricted cash at end of period	$21,406	$10,196

Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$19,203	$8,574
Restricted cash	2,203	1,622
Total cash, cash equivalents and restricted cash at end of period	$21,406	$10,196
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$432	$(72)
Cash paid for interest	$977	$1,845

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA:
Net income (loss)	$(4,439)	$(12,484)
Provision for (benefit from) income taxes	37	(3,874)
Interest expense (1)	1,346	2,227
Interest income	—	(6)
Stock-based compensation	649	691
Depreciation and amortization	1,016	1,540
Impairment of goodwill (5)	—	19,000
Impairment of long-lived assets	636	—
Transaction expenses (6)	511	—
Adjusted EBITDA	$(244)	$7,094

	Three Months Ended March 31,
	2021	2020
Adjusted Net Income (Loss):
Net income (loss)	$(4,439)	$(12,484)
Stock-based compensation	649	691
Amortization of intangibles (2)	59	59
Deferred financing amortization costs (3)	369	382
Impairment of goodwill (5)	—	19,000
Impairment of long-lived assets	636	—
Transaction expenses (6)	511	—
Tax adjustments (4)	(611)	(5,536)
Adjusted net income (loss)	$(2,826)	$2,112

	Three Months Ended March 31,
	2021	2020
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(4,439)	$(12,484)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	1,613	14,596
Adjusted net income (loss)	$(2,826)	$2,112
Adjusted net income (loss) per diluted share	$(0.05)	$0.04
Diluted average shares outstanding (7)	54,813	54,166

(1)Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of capitalized financing costs related to our Credit Agreement.
(4)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(5)Represents a noncash goodwill impairment charge in 2020 mainly due to the decrease of our market capitalization in the first half of 2020.
(6)Represents direct and incremental costs associated with expenses incurred in 2021 for a potential sale of recovery contracts.
(7)While net loss for the three months ended March 31, 2020 is ($12,484), the computation of adjusted net income results in adjusted net income of $2,112. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended March 31, 2020 includes dilutive common share equivalents of 223 added to the basic weighted average shares of 53,943.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the years ended December 31, 2019 and December 31, 2020, and three months ended March 31, 2021:

	For the Three Months Ended				For the Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
	(in thousands)
Eligibility	$7,742	$7,042	$8,005	$9,987	$32,776
Claims Based	1,278	2,221	2,752	4,301	10,552
Healthcare Total	9,020	9,263	10,757	14,288	43,328
Recovery	21,375	22,107	20,936	25,208	89,626
Customer Care / Outsourced Services	4,481	4,460	4,210	4,327	17,478
Total	$34,876	$35,830	$35,903	$43,823	$150,432

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
	(in thousands)
Eligibility	$10,949	$11,292	$13,480	$14,126	$49,847
Claims Based	6,575	3,301	4,086	4,739	18,701
Healthcare Total	17,524	14,593	17,566	18,865	68,548
Recovery	24,265	16,167	15,443	17,521	73,396
Customer Care / Outsourced Services	4,099	3,025	3,219	3,650	13,993
Total	$45,888	$33,785	$36,228	$40,036	$155,937

For the Three Months Ended
March 31, 2021
(in thousands)
Eligibility	$7,911
Claims Based	5,375
Healthcare Total	13,286
Recovery	14,491
Customer Care / Outsourced Services	3,613
Total	$31,390